Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of [•], 2025, by and between Gemini Astronaut Corps, LLC, a Delaware limited liability company (“Astro”), and Gemini Space Station, Inc., a Nevada corporation (“GSS” and, together with Astro, the “Parties”, and each a “Party”).

RECITALS

WHEREAS, GSS is a corporation duly organized and validly existing under the laws of the State of Nevada;

WHEREAS, the board of directors of GSS has unanimously determined that it is advisable and in the best interests of GSS and its sole stockholder, and declared it advisable, to conduct (i) an underwritten initial public offering of GSS (the “IPO”); and (ii) a series of restructuring transactions to facilitate the IPO;

WHEREAS, Astro is a limited liability company duly organized and validly existing under the laws of the State of Delaware;

WHEREAS, the Parties desire that Astro merge with and into GSS (the “Merger”), upon the terms and conditions set forth in this Agreement and in accordance with Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and Section 92A.190 of the Nevada Revised Statutes (the “NRS”);

WHEREAS, Astro is the holding entity for all of the “Common Units” and “Catch Up Common Units” of Gemini Space Station, LLC, a Nevada limited liability company (“GSS LLC”) (as such “Common Units” and “Catch Up Common Units” are defined in the Amended and Restated Operating Agreement of GSS LLC, dated as of August 14, 2025 (as may be further supplemented, amended or restated in accordance with its terms, the “Operating Agreement”), with Astro maintaining a corresponding Common Unit and Catch Up Unit for each GSS LLC Common Unit and Catch Up Unit, as well as profits interests (the “Profits Interests”), phantom profits interests (the “Phantom Profits Interests”) and a class of non-economic Management Units (the “Management Units”) therein. Immediately prior to the Effective Time (as defined in Section 1.4), the members of Astro will be the holders of [•] Common Units, [•] Catch Up Common Units, [•] Profits Interests, [•] Phantom Profits Interests and [•] Management Units of Astro, which represents all of the issued and outstanding Common Units, Catch Up Common Units, Profits Interests, Phantom Profits Interests and Management Units of Astro (collectively, the “Astro Units”);

WHEREAS, the managing member of Astro (the “Managing Member”) has determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and in the best interests of Astro and the members of Astro and has adopted and approved this Agreement and the transactions contemplated by this Agreement;

WHEREAS, the board of directors and sole stockholder of GSS has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interest of GSS and the sole stockholder of GSS and adopted and approved this Agreement and the transactions contemplated hereby;

WHEREAS, as part of the series of restructuring transactions in connection with the IPO, each of Morgan Creek Gemini SPV, Inc., a Delaware corporation (“Morgan Creek”), PGF Blocker Holdings LLC, a Delaware limited liability company (“PGF”), Gemini MVP Blocker, Inc., a Delaware corporation (“MVP”), Draper Associates VI Blocker, LLC, a Delaware limited liability (“Draper Associates”), DraperDragon DAF II Blocker, LLC, a Delaware limited liability company (“DraperDragon”), Boost Cockroach Gemini, Inc., a Delaware corporation (“Boost”), Helium-3 Gemini, Ltd., a Delaware Corporation (“Helium”), 10T DAE G Blocker, LLC, a Delaware limited liability company (“10T DAE”), 10T G Co-Invest Blocker, LLC a Delaware limited liability company (“10T G”) and Tessera Venture Partners Fund II, Inc., a Delaware Corporation (“Tessera” and together with Morgan Creek, PGF, MVP, Draper Associates, DraperDragon, Boost, Helium, 10T DAE and 10T G each a “Blocker” and collectively, the “Blockers”) intends to merge with and into GSS (together, the “Blocker Mergers”);

WHEREAS, as part of the series of restructuring transactions in connection with the IPO, Gemini Merger Sub, LLC, a newly-formed wholly-owned subsidiary of GSS (“Merger Sub”) intends to merge with and into GSS LLC (the “GSS LLC Merger”, and together with the Merger and the Blocker Mergers, the “Restructuring Mergers”); and

WHEREAS, for U.S. federal income tax purposes, the Parties intend that (a) the Merger be treated as a contribution by Astro of all of its assets to GSS in exchange for Class A Common Stock (as defined below) and the assumption by GSS of Astro’s liabilities, followed by a distribution of such Class A Common Stock in liquidation of Astro, and (b) taking into account the Restructuring Mergers, the Merger qualifies as part of an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements and covenants contained herein, the Parties hereby agree as follows:

ARTICLE I

The Merger; Effective Time

1.1            The Merger. At the Effective Time, Astro shall be merged with and into GSS and the separate existence of Astro shall thereupon cease. GSS shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue to be a corporation governed by the NRS, and the separate existence of GSS with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

1.2            Effects of Merger.

(a)            The Merger shall have the effects set forth in the applicable provisions of the DLLCA and the NRS. At the Effective Time, all (i) rights, privileges, powers and franchises of Astro and GSS (subject to all the restrictions, disabilities and duties of Astro and GSS, respectively); (ii) assets, property, real, personal and mixed, belonging to Astro and GSS; and (iii) debts due to Astro and GSS on whatever account; shall succeed to, be vested in and become the property of the Surviving Corporation without any further act or deed as they were of Astro and GSS, respectively.

(b)            As a result of the Merger, the members of Astro will exchange their Astro Units for shares of Class A common stock, par value $0.001 per share, of the Surviving Corporation (the “Class A Common Stock”), at which time the Astro Units will cease to exist, and all members of Astro shall cease to have any rights as a member of Astro, except the right to receive the Class A Common Stock pursuant to Section 4.1 below.

1.3            Filings. The authorized officers, representatives, employees or agents of each of the Parties shall take all actions as may be required for effectuating the Merger, including without limitation, signing and filing a certificate of merger with the Delaware Secretary of State (the “Certificate of Merger”) and articles of merger with the Nevada Secretary of State (the “Articles of Merger”).

1.4            Effective Time. The Merger shall be effective at such time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such later date and/or time as the Parties shall agree and specify in the Certificate of Merger in accordance with the DLLCA and in the Articles of Merger in accordance with the NRS (the time of such filing, or such later effective date and/or time specified in the Certificate of Merger and Articles of Merger being the “Effective Time”).

ARTICLE II

Articles of Incorporation and Bylaws of the Surviving Corporation

2.1            Articles of Incorporation. The articles of incorporation of GSS in effect immediately prior to the Effective Time shall remain the articles of incorporation of the Surviving Corporation at and immediately after the Effective Time, without amendment until duly amended in accordance with the terms thereof and the NRS.

2.2            Bylaws. The bylaws of GSS in effect immediately prior to the Effective Time shall remain the bylaws of the Surviving Corporation at and immediately after the Effective Time, without amendment until amended in accordance with the terms thereof and the NRS.

ARTICLE III

Officers of the Surviving Corporation

3.1            Directors and Officers. The directors and officers of GSS immediately prior to the Effective Time shall be and remain the directors and officers, respectively, of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified, or until their earlier removal, death, resignation or disqualification.

ARTICLE IV

Conversion and Distribution of Securities

4.1            Cancellation of Astro Units. At the Effective Time, by virtue of the Merger and without any action on the part of Astro or the Managing Member, each of the Astro Units will no longer be outstanding, will be canceled and retired and will cease to exist, and in exchange therefor, each holder of an Astro Unit will cease to have any rights with respect thereto, and such holders of Astro Units shall receive fully paid and nonassessable shares of Class A Common Stock of the Surviving Corporation as set forth on Schedule 1 of this Agreement.

4.2            Stock of GSS. At the Effective Time, all issued and outstanding shares of capital stock and all treasury shares of GSS shall remain unchanged and shall continue to be the issued and outstanding shares of capital stock and treasury shares, respectively, of the Surviving Corporation.

ARTICLE V

Representations and Warranties

5.1            Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other that, as of the date hereof:

(a)            Organization, Good Standing and Qualification. It is a legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing, except where the failure to be so organized, qualified, licensed or in such good standing, or to have such power or authority, would not, individually or in the aggregate, be reasonably likely to prohibit, prevent, materially impair or materially delay the transactions contemplated by this Agreement;

(b)            Authority. It has all necessary corporate or other company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other company action, and no other corporate or other company proceedings on its part to authorize the execution, delivery and performance of this Agreement or to consummate the transactions are so contemplated. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery hereof by the other Party, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and

(c)            Litigation. There are no civil, criminal or administrative actions, suits, claims, oppositions, disputes, litigations, objections, hearings, arbitrations, mediations, investigations, audit, complaint, charge, governmental inquiry or other proceedings, in each case, brought, conducted or heard by or before, or otherwise involving, any court or other governmental entity or any arbitrator or arbitration panel pending or threatened against or affecting it or any of their respective properties or assets or any of its officers, directors or employees in such capacity before any governmental entity, which would, individually or in the aggregate, be reasonably likely to prohibit, prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Neither it nor any of its respective assets, rights or properties is a party to or subject to any judgment of any governmental entity which would, individually or in the aggregate, be reasonably likely to prohibit, prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement.

ARTICLE VI

Termination

6.1            Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of the Parties.

6.2            Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to Section 6.1, no Party (or any of its members, stockholders, managers, directors or officers) shall have any liability or further obligation to the other Party to this Agreement.

ARTICLE VII

Miscellaneous and General

7.1            Modification or Amendment. Subject to applicable laws, at any time prior to the Effective Time, the Parties may modify or amend this Agreement, by mutual written agreement executed and delivered by duly authorized officers or representatives of the respective Parties.

7.2            Counterparts. This Agreement may be executed in any number of counterparts and with electronic signatures, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Electronic transmission of PDF or other copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

7.3            Further Actions. Each Party hereby agrees to execute and deliver such further instruments and take such other actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7.4            Governing Law. Except to the extent the provisions of the NRS are applicable to the Merger or to the standard of conduct of the directors and officers of GSS under the NRS, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction).

7.5            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

7.6            Captions. The Article and Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above.

GEMINI SPACE STATION, INC.

By:
	Name:	[•]
	Title:	[•]

GEMINI ASTRONAUT CORPS, LLC

By:
	Name:	[•]
	Title:	[•]

[Signature Page to Agreement and Plan of Merger between Gemini Astronaut Corps, LLC and Gemini Space Station, Inc.]